UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

September 26, 2019
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address:	3001 Summer Street,		Stamford,	Connecticut	06926
Telephone Number:	(203)	356-5000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On September 18, 2019, Pitney Bowes Inc. (the “Company”) filed with the Delaware Secretary of State: (i) a Certificate of Elimination of the 4% Convertible Cumulative Preferred Stock, par value $50 per share (the “4% Preferred Stock”) and, (ii) a Certificate of Elimination of the $2.12 Convertible Preference Stock, without par value (the “$2.12 Preference Stock” and, together with the 4% Preferred Stock, the “Stock”). On September 26, 2019, the Company filed with the Delaware Secretary of State a Certificate of Amendment to eliminate provisions relating to the Stock in the Company’s Restated Certificate of Incorporation. The Company redeemed all outstanding shares of the Stock on June 18, 2019. Each of the Certificates of Elimination and Certificate of Amendment became effective upon filing.

Copies of the Certificate of Amendment and the Certificates of Elimination are attached hereto as Exhibits 3(i)(a) - (c), and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number

3(i)(a) Certificate of Amendment to the Restated Certificate of Incorporation of Pitney Bowes Inc.
3(i)(b) Certificate of Elimination of the 4% Convertible Cumulative Preferred Stock
3(i)(c) Certificate of Elimination of the $2.12 Preference Stock

(104) The cover page Pitney Bowes, Inc.'s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Daniel J. Goldstein
Name: Daniel J. Goldstein
Date: September 30, 2019	Title: Executive Vice President, Chief Legal Officer and Corporate Secretary